Exhibit 5.1

November 20, 2013

Board of Directors

Stillwater Mining Company

1321 Discovery Drive

Billings, Montana 59102

Re:	Registration Statement on Form S-8 filed by Stillwater Mining Company (the “Company”) with respect to the Stillwater Mining Company 401(k) Plan and the Stillwater Mining Company Bargaining Unit 410(k) Plan (together, the “Plans”)

Ladies and Gentlemen:

We have acted as special counsel to the Company in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 1,250,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company that may be acquired pursuant to the Plans by participants in the Plans (the “Plan Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Plan Shares under Delaware corporate law.

In connection with the opinion expressed below, we have examined an executed copy of the Registration Statement, the Plans, the Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company and such statutes and public records and original or certified copies of corporate records of the Company and certificates of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to the authentic original documents of all documents submitted to us as certified or true copies (including telecopies). We have also considered such questions of law as we have considered necessary as a basis for the opinion hereafter set forth.

We have assumed that: the acquisition by participants in the Plans of any Plan Shares will be made in accordance with the terms and conditions of the Plans and pursuant to the Registration Statement; the issuance of (i) any Plan Shares and (ii) any shares of Common Stock not currently outstanding, but to be acquired pursuant to the Plans by participants in the Plans, will be approved by the Board of Directors of the Company, or an authorized committee of the Board of Directors, and that such shares will be issued in accordance with governing resolutions; and that the Registration Statement, the Plans and the organizational documents of the Company will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein.

Based on, subject to and limited by the foregoing, we advise you that, in our opinion, following effectiveness of the Registration Statement and when acquired by participants in the Plans in accordance with the provisions of the Plans and pursuant to the Registration Statement, the Plan Shares will be validly issued, fully paid and nonassessable.

Our opinion herein reflects only the application of the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Holland & Hart LLP

Holland & Hart LLP